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                                                                   EXHIBIT 23(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of FleetBoston Financial Corporation, formerly Fleet Boston Corporation, of our report dated January 19, 2000, relating to the consolidated financial statements, which appear in its Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/   PricewaterhouseCoopers LLP


Boston, Massachusetts
November 20, 2000